EXHIBIT (i)(2)

 CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 282 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 002-90946) of my opinion dated February 1, 2017 which was filed as Exhibit (i) to Post-Effective Amendment No. 276.

/s/ Scott E. Habeeb
Scott E. Habeeb, Esq.

April 27, 2017

Boston, Massachusetts